9 Meters Biopharma Provides Business Update and Reports
Financial Results for Second Quarter 2022

•Positive preliminary results from Phase 2 VIBRANT study of vurolenatide in short bowel syndrome announced
•Vurolenatide End-of-Phase 2 meeting with FDA on track for 3Q
•Cash balance as of June 30, 2022 of $29.5 million; additional $20 million from previously announced July debt financing extends cash runway into 4Q 2023

RALEIGH, NC / ACCESSWIRE / August 15, 2022 / 9 Meters Biopharma, Inc. (Nasdaq:NMTR), a clinical-stage company pioneering novel treatments for people with rare or debilitating digestive diseases, today provided an overview of its recent achievements, important upcoming milestones, and financial results for the second quarter ended June 30, 2022.

John Temperato, President & Chief Executive Officer of 9 Meters Biopharma, commented: "The highlight of the second quarter was our announcement of positive preliminary results from the Phase 2 VIBRANT study evaluating vurolenatide in adult patients with short bowel syndrome. We believe these preliminary results are supportive of the safety and efficacy of vurolenatide and look forward to our End-of-Phase 2 meeting with the FDA this quarter. Based on the product profile that we believe is supported by our clinical data to date, we believe vurolenatide has the potential to play a critical role in the first-line treatment of patients with SBS. Pending the outcome of our FDA meeting, we look forward to initiating our Phase 3 study of vurolenatide.”

Mr. Temperato continued: “Furthermore, this quarter also provided an opportunity to make important and well-informed decisions regarding larazotide for celiac disease. Following thorough analysis of the CedLara® Phase 3 study interim data, we are discontinuing further development of larazotide in celiac disease. While we are disappointed with this outcome, we are confident this is the best decision for the Company and its shareholders, and it will allow us to shift our financial resources and focus our full support behind the vurolenatide SBS Phase 3 program.”

Clinical Development and Business Highlights

Announced Positive Preliminary Results from Phase 2 Study of Vurolenatide in Short Bowel Syndrome (SBS)

•On June 30th, the Company announced positive preliminary results of the Phase 2 trial known as VIBRANT (VurolenatIde for short Bowel syndrome Regardless of pArenteral support requiremeNT) evaluating the safety, efficacy, and tolerability of vurolenatide in adult patients with SBS.
•Study preliminary results support the safety and efficacy of vurolenatide and have identified a dose and dosing interval to progress into Phase 3 development.
•An End-of-Phase 2 meeting with the FDA is on track for third quarter 2022.
•A Phase 3 study for vurolenatide could begin as early as fourth quarter 2022 pending outcome of the End-of-Phase 2 meeting; study plans including site identification and recruitment are underway.

Larazotide Phase 3 Trial for Celiac Disease Interim Analysis

•On June 28th, the Company announced that an interim analysis of the Phase 3 CedLara® (Celiac disease Larazotide) trial evaluating the safety and efficacy of larazotide in patients with celiac disease did not support continuation of the trial. Following thorough analysis of the CedLara® study interim data, we are discontinuing further development of larazotide in celiac disease.

Larazotide Phase 2a study for Multisystem Inflammatory Syndrome in Children (MIS-C) resulting from COVID-19 is ongoing

•A randomized, double-blind, placebo-controlled Phase 2a study is ongoing in collaboration with the European Biomedical Research Institute of Salerno, Italy (EBRIS), which is conducting this study.

Pre-Clinical Pipeline Update

NM-102 (proprietary tight junction microbiome modulator)

•9 Meters is collaborating with Gustave Roussy, a leading cancer center in France. Gustave Roussy is expanding on the preclinical research showing that NM-102 was effective when combined with immune checkpoint inhibitors (ICIs) in a mouse model of aggressive skin melanoma, and in combination, improved survival compared to ICIs alone. Additional data are anticipated in 2022.
•The Company is also collaborating with NYU Langone Health investigating the pre-clinical use of NM-102 for an undisclosed autoimmune condition with a large unmet need.
•Preclinical work is ongoing to support a potential IND (Investigational New Drug) filing in 2023.

NM-136 (anti-GIP humanized monoclonal antibody)

•NM-136 is a long-acting, highly specific, humanized anti-GIP monoclonal antibody. Preclinical work is ongoing to support a potential IND in 2023.

Second Quarter 2022 Financial Results

As of June 30, 2022, the Company's cash and cash equivalents totaled approximately $29.5 million, compared to approximately $37.2 million as of March 31, 2022.

On June 30, the Company entered into a senior secured convertible notes facility for up to $70 million as part of an overall financing strategy to support the continued development of vurolenatide for short bowel syndrome through NDA submission. The Company drew an initial net $20 million upon closing of the convertible note on July 15, 2022 and has the ability to access up to an additional $50 million in $5 - $20 million tranches per quarter over an 18-month period, provided the Company meets certain requirements, including raising additional capital.

The Company reported a net loss of approximately $11.1 million, or $0.04 per share, for the second quarter of 2022, compared to a net loss of approximately $11.4 million, or $0.04 per share, for the first quarter of 2022 and $8.3 million, or $0.03 per share for the second quarter of 2021. The actual change in cash for the second quarter of 2022 was $7.7 million, with the difference between cash and reported earnings due to non-cash stock compensation expense and an equity milestone to EBRIS related to the study of larazotide in MIS-C.

Taking into account the initial drawdown of $20 million at closing of the debt facility, the Company would have a pro-forma cash, cash equivalents, and restricted cash balance of $49.5 million as of June 30, 2022, and an expected cash runway into fourth quarter 2023.

Key Anticipated Near-Term Milestones

•End-of-Phase 2 meeting with FDA, with further plans and timing for the Phase 3 study expected to be disclosed by the end of the third quarter.
•Phase 3 VIBRANT-2 study expected to start as early as the fourth quarter of 2022.
•Additional data anticipated from the larazotide Phase 2a study in MIS-C.
•Additional data anticipated from Gustave Roussy collaboration assessing NM-102 combined with immune checkpoint inhibitors (ICIs) in a mouse model of aggressive skin melanoma.

About 9 Meters Biopharma

9 Meters Biopharma, Inc. is a clinical-stage company pioneering novel treatments for people with rare digestive diseases, GI conditions with unmet needs, and debilitating disorders in which the biology of the gut is a contributing factor. 9 Meters is developing vurolenatide, a proprietary Phase 2 long-acting GLP-1 agonist, for SBS; larazotide, a tight junction regulator in MIS-C; and several near clinical-stage assets.

For more information please visit www.9meters.com or follow 9 Meters on Twitter, LinkedIn and Facebook.

Forward-Looking Statements

This press release includes forward-looking statements based upon 9 Meters' current expectations. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions, anticipated milestones, and any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation: risks related to our ability to successfully implement our strategic plans, including reliance on our lead product candidate; uncertainties associated with the clinical development and regulatory approval of product candidates, including reliance on blinded data; uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; risks related to the inability of 9 Meters to obtain sufficient additional capital to continue to advance these product candidates and its preclinical programs, including in light of current stock market conditions; risks related to the failure to realize any value from product candidates and preclinical programs being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; intellectual property risks; the impact of COVID-19 on our operations, enrollment in and timing of clinical trials; risks related to leveraging the Company by borrowing money under the debt facility and compliance with its terms; risk of delisting from Nasdaq; reliance on collaborators; reliance on research and development partners; risks related to cybersecurity and data privacy; and risks associated with acquiring and developing additional compounds. These and other risks and uncertainties are more fully described in periodic filings with the SEC, including the factors described in the section entitled "Risk Factors" in 9 Meters’ Annual Report on Form 10-K for the year ended December 31, 2021, as amended or supplemented by our Quarterly Reports on Form 10-Q and in other filings that 9 Meters has made and future filings 9 Meters will make with the SEC. You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof or as of the dates indicated in the forward-looking statements. 9 Meters expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based.

Corporate Contact
Al Medwar
SVP, Investor Relations & Corporate Communications
9 Meters Biopharma, Inc.
investor-relations@9meters.com

Media Contact
Veronica Eames
LifeSci Communications, LLC
veames@lifescicomms.com
203-942-4626

Source: 9 Meters Biopharma, Inc.